Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-149807

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 3, 2008)

MARSHALL EDWARDS, INC.

$1,815,000

Common Stock

We have entered into a sales agreement with McNicoll Lewis & Vlak LLC relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, $0.00000002 par value per share, having an aggregate offering price of up to $1,815,000 from time to time through McNicoll Lewis & Vlak acting as agent.

Our common stock is listed on the Nasdaq Global Market under the symbol “MSHL.” The last reported sale price of our common stock on the Nasdaq Global Market on February 4, 2011 was $2.88 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, and/or any other method permitted by law. McNicoll Lewis & Vlak will act as sales agent on a best efforts basis. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

McNicoll Lewis & Vlak will be entitled to compensation at a commission rate of up to 7% of the gross sales price per share sold, depending on the sales price per share. In connection with the sale of the common stock on our behalf, McNicoll Lewis & Vlak may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of McNicoll Lewis & Vlak may be deemed to be underwriting commissions or discounts.

As of January 27, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $5,453,898, based on 7,346,324 shares of outstanding common stock, of which approximately 5,620,407 shares were held by affiliates, and a price of $3.16 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on January 27, 2011. As of the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-6 of this prospectus supplement, beginning on page 3 of the accompanying prospectus and beginning on page 24 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is February 7, 2011

This prospectus supplement and the accompanying base prospectus, dated April 3, 2008, relate to the offer by us of shares of our common stock having an aggregate offering price of up to $1,815,000. You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectuses prepared by us or on our behalf. We have not authorized any person to provide any information or make any statement that differs from what is contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectuses prepared by us or on our behalf. If any person does make a statement that differs from what is in this prospectus supplement, the accompanying base prospectus or any free writing prospectuses, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus, any free writing prospectus or of any sale of shares of our common stock in this offering. Our business, financial condition, results of operations and prospects may have subsequently changed.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration statement. Under the shelf registration statement, we may offer and sell any combination of securities described in the accompanying base prospectus in one or more offerings. The accompanying base prospectus provides you with a general description of the securities we may offer. Each time we use the accompanying base prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in the accompanying base prospectus.

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock and other information you should know before investing. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered and the risks of investing in our common stock. The accompanying base prospectus provides general information about us, some of which may not apply to this offering.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus together with additional information described under the heading, “Where You Can Find More Information.”

S-ii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement and in the documents incorporated by reference herein, including statements regarding the future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, those described in “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as amended, including, among other things:

•	expected benefits from the proposed isoflavone-related asset purchase transaction may not be fully realized within the expected time frames or at all;
•	the risk that the isoflavone-related assets will not be integrated successfully with our business or such integration may be more difficult, time-consuming or costly than expected;
•	inability to obtain required additional financing or financing on acceptable terms,
•	inability to maintain or enter into, and dependence upon, collaboration or contractual arrangements necessary for the clinical development of NV-143 and NV-128 or their analogues;
•	failure to successfully commercialize product candidates;
•

costs and delays in the clinical development program and/or receipt of U.S. Food and Drug Administration (the “FDA”) or other required governmental approvals, or the failure to obtain such approvals, for product candidates;

•	uncertainties in clinical trial results;
•

inability to maintain or enter into, and the risks resulting from dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products;

•	inability to control the costs of manufacturing products;
•	competition and competitive factors;
•	inability to protect patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our respective businesses;
•	inability to operate without infringing the patents and proprietary rights of others;
•	costs stemming from defense against third party intellectual property infringement claims;
•	general economic conditions;
•	the failure of any products to gain market acceptance;
•	technological changes;
•	government regulation generally and the receipt of the regulatory approvals;
•	changes in industry practice; and
•	one-time events.

These risks are not exhaustive. Other sections of this prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

S-iii

SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.

The Company

We are Marshall Edwards, a development stage oncology company incorporated in December 2000 as a wholly-owned subsidiary of Novogen Limited (“Novogen”). Our common stock is listed on the Nasdaq Global Market under the symbol “MSHL”. As of February 1, 2011, Novogen owned approximately 71.3% of the outstanding shares of our common stock.

Our business purpose is the development of drugs for the treatment of cancer. We are currently focused on the clinical development of our two lead isoflavone-based drug candidates which we have licensed from a subsidiary of Novogen. As described below, we are acquiring the assets which we currently license from Novogen in the Isoflavone Transaction (as defined below). Accordingly, these license agreements, and our other agreements with Novogen, will be terminated upon consummation of the Isoflavone Transaction.

We believe that our existing cash balances, which were approximately $7.5 million as of September 30, 2010, will be sufficient to satisfy our current operating plan until early 2012. Changes in our research and development plans or other changes affecting our operating expenses may affect actual future use of existing cash resources. In any event, however, we will need additional financing to fund our operations in the future including the continued development of our two lead drug candidates. We intend to pursue one or more capital raising transactions, in addition to this offering, to further develop our drug candidates.

Clinical Product Development Programs

Program 1: NADH Oxidase Inhibitors

Our first and most advanced program is a family of compounds that includes Phenoxodiol, a first-generation compound that has been well tolerated in more than 400 patients, and a next-generation compound called NV-143. NV-143 in particular has demonstrated robust anti-tumor activity in pre-clinical studies.

First Generation: Phenoxodiol

Phenoxodiol has been administered to more than 400 patients via oral or intravenous routes and appears to be well tolerated with low toxicity. In June 2010, we unblinded the results of our randomized OVATURE trial of orally administered Phenoxodiol in combination with platinum-based chemotherapy in women with recurrent ovarian cancer. The trial was closed in April 2009 with 142 out of a planned 340 patients enrolled. The final analysis determined that the trial did not show a statistically significant improvement in either its primary (progression-free survival) or secondary (overall survival) endpoints. In this trial, less than 1% of patients (one out of 142) achieved a clinical response in either arm, suggesting that in this patient population, Phenoxodiol does not overcome platinum-resistance when administered orally.

In a comparable Phase II clinical trial of intravenously administered Phenoxodiol in combination with platinum-based chemotherapy in a patient population comparable to that enrolled in the OVATURE study, a clinical response was observed in 30% of patients (six out of 20).

Pharmacokinetic studies suggest that significantly higher levels of active drug are measured when isoflavone compounds are administered intravenously versus the oral route. As a result of these findings, we intend to pursue the clinical development of our next-generation compounds using an intravenous formulation.

Next Generation: NV-143

NV-143 is the primary metabolite of Triphendiol, a second-generation derivative of Phenoxodiol. Pre-clinical studies show that NV-143 demonstrates enhanced anti-tumor activity against a broad range of tumor cell lines when used alone or in combination with platinum-based chemotherapy when compared to both Phenoxodiol and Triphendiol.

As a result, NV-143 has been selected as the lead product candidate for this program. We are completing drug manufacturing and non-clinical safety studies of NV-143 and expect to initiate a Phase I safety trial during the first half of 2011, followed immediately thereafter by randomized Phase II studies in combination with chemotherapy.

Program 2: Mitochondrial Inhibitors

Our second program is a family of compounds that includes NV-128, a first-generation compound that has shown activity against a broad range of cancer cell lines, and a next-generation compound called NV-344 that appears to be more active than NV-128 in pre-clinical studies.

First Generation: NV-128

NV-128 is an investigational cancer compound which has been shown in pre-clinical laboratory studies to promote cancer cell death by targeting the specific protein regulatory pathway (i.e., AKT-mTOR pathway) in cancer cells that have become resistant to many drugs used to kill cancer cells. Structurally, NV-128 is an analogue of Phenoxodiol, but in contrast uses different molecular mechanisms to promote the death of cancer cells.

In September 2009, we released data demonstrating that the efficacy of NV-128 in animal xenograft models is achieved without apparent toxicity. NV-128 is a novel mitochondrial inhibitor, capable of inhibiting both mTORC1 and mTORC2 protein regulatory pathways which are suggested to be central to the aberrant proliferative capacity of both mature cancer cells and cancer stem cells. Laboratory data in mice bearing human ovarian cancer xenografts demonstrated that NV-128 may have greater safety than some other mTOR inhibitors. Additional data released reported that NV-128 was judged to be without cardiac toxicity in laboratory studies.

NV-128 has shown activity in pre-clinical models against a broad range of cancers, including KRAS-mutant, Tarceva-resistant non-small cell lung cancer cell lines. Results from an ongoing study conducted in collaboration with Dr. Gil Mor, an oncologist at the Yale School of Medicine, demonstrate that NV-128 is active against all chemotherapy-resistant ovarian tumor cells tested to date.

In November 2010, Dr. Ayesha Alvero from the Department of Obstetrics, Gynecology, and Reproductive Sciences at the Yale School of Medicine presented data from a pre-clinical study of NV-128 demonstrating its ability to induce mitochondrial instability, ultimately leading to cell death in chemotherapy-resistant ovarian cancer stem cells. The data were reported at the 1st World Congress on Targeting Mitochondria in Berlin

Next Generation: NV-344

We have identified a potential natural metabolite of NV-128 in a compound we call NV-344. In preliminary studies, NV-344 has demonstrated more activity against a panel of human tumor cell lines as compared to NV-128. We are in the process of finalizing our lead identification studies for this program, after which we plan to conduct the necessary animal toxicity studies to initiate a Phase I trial during the second half of 2011.

Recent Developments

Entry into Asset Purchase Agreement and Voting Agreement

On December 21, 2010, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Novogen and Novogen Research Pty Limited, a wholly-owned subsidiary of Novogen (the “Seller”), pursuant to which we agreed to acquire from Seller certain assets used in or generated under or in connection with the discovery, development, manufacture and marketing of intellectual property and products based on the field of isoflavonoid technology and on compounds known as isoflavones, including those related to the drug candidates Phenoxodiol, Triphendiol, NV-143 and NV-128 (the “Isoflavone-related Assets”). As consideration for the Isoflavone-related Assets, we will issue to Novogen 1,000 shares of our newly-designated Series A Convertible Preferred Stock, par value $0.01 per share, and will assume all liabilities relating to the Isoflavone-related Assets arising with respect to the period commencing after the consummation of the transactions contemplated by the Asset Purchase Agreement. The transactions contemplated by the Asset Purchase Agreement are collectively referred to herein as the “Isoflavone Transaction”.

Consummation of the Isoflavone Transaction is subject to customary conditions, including approval of our stockholders and the stockholders of Novogen and the absence of any law, order or injunction prohibiting the Isoflavone Transaction. The approval of both (i) the holders of a majority of the outstanding shares of our common stock entitled to vote and (ii) the holders of a majority of our outstanding shares of common stock, other than shares held by Novogen, entitled to vote will be required to approve the Isoflavone Transaction. Immediately after the execution of the Asset Purchase Agreement, pursuant to the terms of a voting agreement, dated as of December 21, 2010, entered into by and between us and Novogen (the “Voting Agreement”), Novogen, in its capacity as our majority stockholder, executed a written consent approving the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement, including the issuance of the Series A Convertible Preferred Stock. In addition to this approval, the Isoflavone Transaction cannot be completed without the approval of the holders of a majority of the our shares of common stock, other than shares held by Novogen, entitled to vote and the approval of the stockholders of Novogen. We filed a Registration Statement on Form S-4 with the SEC on February 1, 2011, relating to the Isoflavone Transaction and the Novogen and Marshall Edwards stockholder approvals, which are a condition thereto.

Description of Convertible Preferred Stock

Each share of the Series A Convertible Preferred Stock issuable pursuant to the Asset Purchase Agreement will be convertible, without the payment of additional consideration by the holder thereof, into 4,827 shares of common stock. In the event a Phase II clinical trial involving any of the isoflavone technology acquired by us pursuant to the Asset Purchase Agreement has achieved a statistically significant result (p=0.05 or less) or a first patient is enrolled in a Phase III clinical trial involving the such technology, whichever is earlier, each share of the Series A Convertible Preferred Stock not already converted may be converted into 9,654 shares of common stock.

We will have an option to purchase, in a single transaction, all of the unconverted Series A Convertible Preferred Stock for an aggregate exercise price of $12,000,000 in cash and, where a portion of the Series A Convertible Preferred Stock has been converted, the exercise price shall be pro-rated. Upon the earlier of (i) the fifth anniversary of the closing of the Isoflavone Transaction and (ii) a “change in control”, as defined in the Asset Purchase Agreement, of Novogen, all unconverted Series A Convertible Preferred Stock will automatically convert into common stock in accordance with the applicable conversion ratio.

Termination of License Agreements

Pursuant to the Asset Purchase Agreement, the parties have agreed to terminate, effective upon consummation of the Isoflavone Transaction, each of the following agreements, along with any other agreements relating thereto, with respect to the Isoflavone-related Assets:

•

September 2003 license agreement between our wholly-owned subsidiary Marshall Edwards Pty Limited (“MEPL”) and the Seller pursuant to which Seller granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute certain Phenoxodiol products (the “Phenoxodiol License Agreement”);

•

May 2006 license agreement between MEPL and the Seller pursuant to which the Seller granted MEPL a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute certain products based on two oncology compounds known as NV-196 and NV-143 (the “NV-196 and NV-143 License Agreement”); and

•

August 2009 license agreement between MEPL and the Seller pursuant to which the Seller granted MEPL an exclusive, worldwide, non-transferable license under its patents and patent applications and in the intellectual property rights related to its know how to conduct clinical trials, commercialize and distribute a compound known as NV-128 (the “NV-128 License Agreement”).

Subsequent to the date of the Asset Purchase Agreement, the parties agreed to terminate, effective December 31, 2010, the September 2003 amended and restated services agreement under which Novogen had agreed to provide a range of services to us.

The foregoing summary of the Asset Purchase Agreement, the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of such agreements, including the Form of Certificate of Designation attached to the Asset Purchase Agreement setting forth the terms of the Convertible Preferred Stock, copies of which are filed as Exhibits 2.1 and 99.1 to our Current Report on Form 8-K filed with the SEC on December 22, 2010 and incorporated herein by reference.

Corporate Information

Our principal executive offices are located at 11975 El Camino Real, Suite 101, San Diego, California, 92130, and our phone number is (858) 792-6300.

The Offering

Common stock offered by us pursuant to this prospectus supplement	Shares having an aggregate offering price of up to $1.815 million.

Manner of offering	“At-the-market” offering that may be made from time to time through our agent, McNicoll Lewis & Vlak. See “Plan of Distribution” on page S-16.

Use of proceeds	We intend to use the net proceeds from this offering to progress our clinical trial programs and for other general corporate purposes. See “Use of Proceeds” on page S-13.

Nasdaq Global Market symbol	“MSHL”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the important factors set forth under the heading “Risk Factors” starting on page 24 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and incorporated herein by reference before investing in our common stock. For further details, see the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

Any of the risk factors set forth below or referred to above could significantly and negatively affect our business, results of operations or financial condition, which may lower the trading price of our common stock. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

Even if our stockholders approve the Isoflavone Transaction, the Isoflavone Transaction may not be completed.

The completion of the Isoflavone Transaction is subject to certain closing conditions, some of which are out of our control, and there can be no guarantee that we will be able to satisfy all of the closing conditions set forth in the Asset Purchase Agreement. Conditions to closing under the Asset Purchase Agreement include, for example, Novogen’s obtaining the approval of its shareholders with respect to the Isoflavone Transaction, and that no applicable law shall have been enacted that has the effect of prohibiting or limiting the use of all or a portion of the Isoflavone-related Assets. As a result, even if the Isoflavone Transaction is approved by the required vote of our stockholders at an annual meeting, we cannot guarantee that the Isoflavone Transaction will be completed. If the Isoflavone Transaction is not completed, we would not realize the anticipated benefits of the Isoflavone Transaction.

Our stockholders may not realize a benefit from the Isoflavone Transaction commensurate with the ownership dilution they will experience in connection with the Isoflavone Transaction.

If we are unable to realize the strategic and financial benefits currently anticipated from the Isoflavone Transaction, our stockholders may experience substantial dilution of their ownership interest upon the conversion of the Series A Convertible Preferred Stock, which may be converted at any time and from time to time without the payment of any additional consideration, without receiving any commensurate benefit. As of February 1, 2011, Novogen beneficially owned approximately 71.3% of our outstanding shares of common stock and upon consummation of the Isoflavone Transaction, will acquire 1,000 shares of our Series A Convertible Preferred Stock which will initially be convertible into 4,827,000 shares of our common stock, which would increase Novogen’s ownership percentage to over 82%. In addition, upon our achievement of certain development milestones relating to the Isoflavone-related Assets we are acquiring in the Isoflavone Transaction, the aggregate number of shares into which the Series A Convertible Preferred Stock may be converted would increase to 9,654,000, which would potentially increase Novogen’s ownership percentage to over 87%, absent the issuance of any other shares of our common stock. Although in the Asset Purchase Agreement Novogen has made certain representations and warranties regarding its intellectual property rights in respect of the Isoflavone-related Assets, its indemnification obligations in respect of these representations and warranties are limited and are payable solely by the forfeiture of our securities issued as consideration in the Isoflavone Transaction and expire on June 30, 2011 and may not be sufficient to compensate us for the loss of any such intellectual property rights being acquired in the Isoflavone Transaction.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering.

Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

Final approval by regulatory authorities of our drug candidates for commercial use may be delayed, limited or prevented, any of which would adversely affect our ability to generate operating revenues.

We will not generate any operating revenue until we successfully commercialize one of our drug candidates. Currently, we have drug candidates at different stages of development and each will need to successfully complete a number of tests and obtain regulatory approval before potential commercialization.

In particular, any of the following factors may serve to delay, limit or prevent the final approval by regulatory authorities of our drug candidates for commercial use:

•

NV-143 and NV-128 (or their analogues) are in the early stages of clinical development, and we will need to conduct significant clinical testing to prove safety and efficacy before applications for marketing can be filed with the FDA, or with the regulatory authorities of other countries;

•	data obtained from pre-clinical and clinical tests can be interpreted in different ways, which could delay, limit or prevent regulatory approval;

•	development and testing of product formulation, including identification of suitable excipients, or chemical additives intended to facilitate delivery of our drug candidates;

•	it may take us many years to complete the testing of its drug candidates, and failure can occur at any stage of this process; and

•	negative or inconclusive results or adverse medical events during a clinical trial could cause us to delay or terminate our development efforts.

The successful development of any of these drug candidates is uncertain and accordingly we may never commercialize any of these drug candidates or generate revenue.

We have a limited operating history and are likely to incur operating losses for the foreseeable future.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage and developmental companies. Although we were incorporated in December 2000, we have only been in operation since May 2002. We have incurred net losses of $72,566,000 since our inception through September 30, 2010, including net losses of $7,896,000, $11,180,000 and $12,410,000 for the years ended June 30, 2010, 2009 and 2008, respectively. We anticipate that we will incur operating losses and negative operating cash flow for the foreseeable future. We have not yet commercialized any drug candidates and cannot be sure that we will ever be able to do so, or that we may ever become profitable.

We have limited existing financial resources and will need substantial additional funds to progress the clinical trial program for NV-143 or NV-128 (or their analogues) beyond their early stages and to develop new in-licensed compounds to be purchased from Novogen in the Isoflavone Transaction. The actual amount of funds we will need will be determined by a number of factors, some of which are beyond our control.

We have limited cash resources and liquidity. We will need substantial additional funds to progress the clinical trial program for NV-143 or NV-128 (or their analogues) and to develop any additional compounds. The factors which will determine the actual amount of funds that we will need to progress the clinical trial programs for NV-143 and NV-128 (or their analogues) may include the following:

•	the number of sites included in the trials;

•	the length of time required to enroll suitable patients;

•	the number of patients who participate in the trials and the rate that they are recruited;

•	the number of treatment cycles patients complete while they are enrolled in the trials; and

•	the efficacy and safety profile of the product.

If we are unable to obtain additional funds on favorable terms we may be required to cease or reduce our operations. Also, if we raise more funds by selling additional securities, as we have announced an intention to do in 2011, the ownership interests of holders of our securities will be diluted.

The uncertain financial markets may negatively impact our liquidity and our ability to continue our planned future clinical trials program, by precluding us from raising funds through equity issuances on terms favorable to us or at all.

We have traditionally raised capital through the sale of equity securities to investors and intend to seek additional capital, in a significant amount compared to our current market capitalization, through one or more equity transactions in 2011, in addition to this offering. Following the events of September 2008, the financial services industry, credit markets and capital markets experienced a period of unprecedented turmoil and volatility. We may have difficulty raising the capital necessary to finance our business operations through the sale of equity securities on terms favorable to us or at all or through other types of financing. In order to obtain the additional funding necessary to conduct our business, we may need to rely on collaboration and /or licensing opportunities. We cannot assure you that we will be able to raise the funds necessary or find appropriate collaboration or licensing opportunities to fund our future business plan.

Although we have agreed to acquire in the Isoflavone Transaction the Isoflavone-related Assets which we license from Novogen, if for any reason the Isoflavone Transaction was not consummated, we would continue to rely on our existing license rights to certain of the assets which are fundamental to our business and the loss of which rights would likely cause us to cease operations.

The rights granted to us under the License Agreements, the Manufacturing License and Supply Agreement, and the License Option Deed with Novogen, which will be terminated upon consummation of the Isoflavone Transaction, are fundamental to our business and would continue to be if for any reason the Isoflavone Transaction was not consummated. We have significant milestone and royalty payment obligations under these license agreements. The License Agreement for Phenoxodiol grants us the right to make, market, distribute, sell, hire or otherwise dispose of Phenoxodiol products in the field of prevention, treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications. The License Agreement for Triphendiol and NV-143 and the License Agreement for NV-128 grant us the right to make, have made, market, distribute, sell, hire or otherwise dispose of anti-cancer drugs containing the compounds Triphendiol and NV-143 and NV-128 in the field of prevention, treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications. Our business purpose is to develop and commercialize cancer drugs including drugs containing the compounds NV-143 and NV-128 (and their analogues), which we would be unable to pursue without the rights granted to us under the license agreements, if the Isoflavone Transaction was not consummated. Any loss of the rights under any of these agreements will likely cause us to cease operations if the Isoflavone Transaction was not consummated. The License Option Deed grants us an exclusive first right to accept and exclusive last right to match any proposed dealing by Novogen of its intellectual property rights with a third party relating to certain compounds developed by Novogen and its affiliates which have applications in the field of prevention, treatment or cure of cancer in humans. The License Option Deed is important to our business because it allows us to maintain control over the sale by Novogen of complementary as well as potentially competitive intellectual property rights to third party competitors. A loss of rights under the License Option Deed could be detrimental to our long-term success if the Isoflavone Transaction were not consummated.

As our majority stockholder, Novogen has the ability to determine the outcome of matters submitted to our stockholders for approval, and Novogen’s interests may conflict with ours or our other stockholders’ interests.

As of February 1, 2011, Novogen beneficially owned approximately 71.3% of our outstanding shares of common stock and upon consummation of the Isoflavone Transaction, will acquire 1,000 shares of our Series A Convertible Preferred Stock which will initially be convertible into 4,827,000 shares of our common stock, which if entirely converted into common stock, would increase Novogen’s ownership percentage to over 82%. In addition, upon our achievement of certain development milestones relating to the Isoflavone-related Assets we are acquiring in the Isoflavone Transaction, the aggregate number of shares into which the Series A Convertible Preferred Stock may be converted would increase to 9,654,000, which would potentially increase Novogen’s ownership percentage to over 87%, absent the issuance of any other shares of our common stock. As a result, Novogen will have the ability to effectively determine the outcome of all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. Under the terms of the Asset Purchase Agreement, however, the Isoflavone Transaction is subject to the approval of a majority of our stockholders, other than Novogen, entitled to vote thereon.

Novogen will have the ability to effectively control our management and affairs. Novogen’s interests may not always be the same as those of our other stockholders. In addition, this concentration of ownership may harm the market price of our securities by:

•	delaying, deferring or preventing a change in control;

•	impeding a merger, consolidation, takeover or other business combination involving us;

•	discouraging a potential acquirer from making a tender, offer or otherwise attempting to obtain control of us; or

•	selling us to a third party.

Risks Related to Our Common Stock

The trading price of the shares of our common stock has been and may continue to be highly volatile and could decline in value and we may incur significant costs from class action litigation.

The trading price of our common stock could be highly volatile in response to various factors, many of which are beyond our control, including:

•	developments concerning drug candidates NV-143 and NV-128 and their analogues;

•	announcements of technological innovations by us or our competitors;

•	new products introduced or announced by us or our competitors;

•	changes in financial estimates by securities analysts;

•	actual or anticipated variations in operating results;

•	expiration or termination of licenses, research contracts or other collaboration agreements;

•	conditions or trends in the regulatory climate and the biotechnology, pharmaceutical and genomics industries;

•	instability in the stock market as a result of the current global financial crisis;

•	changes in the market valuations of similar companies;

•	the liquidity of any market for our securities; and

•	additional sales by us or Novogen of shares of our common stock.

In addition, equity markets in general, and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. In addition, changes in economic conditions in the U.S., Europe or globally, particularly in the context of the current global financial crisis, could impact upon our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse impacts on our business or our results of operations. These broad market and industry factors may materially affect the market price of shares of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

We cannot be assured that we will be able to obtain financing sufficient to meet our future capital and operating needs.

We expect that the net proceeds of this offering will be $1.535 million; however we cannot assure you that we will be able to sell such amount of common stock. Furthermore, even if we raise these net proceeds, such amount will not be sufficient to meet our expected capital and operating needs to commercialize our drug candidates. Based on an assumed offering price of $2.88 per share, which was the last reported closing price of our common shares on the Nasdaq Global Market on February 4, 2011, this offering of approximately $1.815 million of shares of our common stock would result in an offer and sale of 630,208 shares of common stock, which represents in the aggregate an increase of approximately 8.6% in our outstanding shares of common stock. We expect to have to attempt to sell additional shares of common stock, and securities exercisable or convertible into shares of our common stock, in the future to satisfy our capital and operating needs. If we sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant. Purchasers of the shares we sell pursuant to future offerings, as well as our existing stockholders, will experience significant dilution if we sell these future shares at prices significantly below the price at which previous shareholders invested.

You will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

The public offering price of the common stock in this offering is likely to be substantially higher than the net tangible book value per share of our outstanding common stock. Based on our net tangible book value on September 30, 2010 of approximately $5.742 million or approximately $0.78 per share of common stock, if you purchase shares of our common stock in this offering, you would incur immediate and substantial dilution in the amount of $1.97 per share, assuming an offering price of $2.88 per share (the closing price of our common stock on February 4, 2011 as reported on the Nasdaq Global Market). See “Dilution.”

Because the sales of the common stock offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Furthermore, you may incur additional dilution from any future equity offering and upon the issuance of additional shares of our common stock upon the exercise of our outstanding warrants and upon the exercise of options that we have granted to certain of our officers and directors or upon the issuances of additional restricted stock pursuant to our equity incentive plan, as well as upon conversion of the Series A Convertible Preferred Stock

Future sales of our common stock may depress the market price of our common stock and cause stockholders to experience dilution.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, including upon conversion of the Series A Convertible Preferred Stock. We intend to seek additional capital through one or more additional equity transactions in 2011; however, such transactions will be subject to market conditions and there can be no assurance any such transaction will be completed.

Because we do not intend to pay, and have not paid, any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless the value of our common stock appreciates and they sell their shares.

We have never paid or declared any cash dividends on our common stock, and we intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Therefore, our stockholders will not be able to receive a return on their investment unless the value of our common stock appreciates and they sell their shares.

Our common stock may be delisted from Nasdaq.

We have received deficiency notices from Nasdaq regarding non-compliance with the minimum stockholders equity and the minimum Market Value of Publicly Held Shares in accordance with Nasdaq Listing Standards for the Nasdaq Global Market. The notification letters stated we will be afforded a grace period of 180 calendar days, or until January 10, 2011, to regain compliance with the Market Value of Publicly Held Shares in accordance with Nasdaq Rule 5810(c)(3)(D) and 180 calendar days, or until November 15, 2010, to regain compliance with the stockholders equity in accordance with Nasdaq Rule 5810(c)(2)(B).

We timely requested a hearing before the Panel. In connection with the hearing, which occurred on January 6, 2011, the Panel may grant us an additional compliance period of up to 180 calendar days from the date of the Nasdaq staff’s determination, or May 16, 2011, to evidence compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market. After consideration of information we provided at the Panel meeting, and generally within 30 days, the Panel will issue a written decision. While we are working to resolve the listing deficiency, we can provide no assurances that the Panel will grant our request for continued listing on the Nasdaq Global Market, and if the Panel does not, our common stock may be transferred to the Nasdaq Capital Market or delisted from Nasdaq.

On January 21, 2011, we received a notification letter from Nasdaq stating that, as of January 10, 2011, we had not regained compliance in accordance with Nasdaq Rule 5810(c)(3)(D), which requires listed securities to maintain a minimum Market Value of Publicly Held Shares of $5 million. The notification letter stated that the Panel will consider this matter in their decision regarding our continued listing on the Nasdaq Global Market, and requested that we present our views with respect to this additional deficiency to the Panel in writing no later than January 28, 2011. On January 28, 2011, we provided a formal written submission to Nasdaq detailing our plans to resolve this deficiency, and requested an exception through May 16, 2011 to evidence compliance with the $5 million Market Value of Publicly Held Shares requirement, as set forth in Listing Rule 5450(b)(1)(C).

Under Nasdaq rules, companies listed on the Nasdaq Global Market or Capital Market are required to maintain a share price of at least $1.00 per share and if the share price declines below $1.00 for a period of 30 consecutive business days, then the listed company would have 180 days to regain compliance with the $1.00 per share minimum. In the event that our share price declines below $1.00, we may be required to take action, such as a reverse stock split, in order to comply with the Nasdaq rules that may be in effect at the time. If we are not able to comply with the listing standards of the Nasdaq Global Market or the Nasdaq Capital Market, our common stock will be delisted from Nasdaq and an associated decrease in liquidity in the market for our common stock will occur.

In addition, if the market price of our common stock remains below $5.00 per share, under stock exchange rules, our stockholders will not be able to use such shares as collateral for borrowing in margin accounts. Further, certain institutional investors are restricted from investing in shares priced below $5.00 . This inability to use shares of our common stock as collateral and the inability of certain institutional investors to invest in our shares may depress demand and lead to sales of such shares creating downward pressure on and increased volatility in the market price of its common stock.

USE OF PROCEEDS

We intend to use any net proceeds from this offering, together with other available funds, to progress our clinical trial programs and for other general corporate purposes.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering, the progress of our clinical trials and other product development activities. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other partners, the availability of other financing and other factors.

We anticipate that we will be required to raise substantial additional capital to continue to fund the clinical development of our drug candidates. We expect to seek to raise additional capital through additional public or private financings, principally through equity issuances.

DILUTION

Our net tangible book value as of September 30, 2010 was approximately $5.742 million, or $0.78 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2010. After giving effect to the sale of our common stock in the aggregate amount of $1.815 million at an assumed offering price of $2.88 per share, the last reported sale price of our common stock on the Nasdaq Global Market on February 4, 2011, after deducting our estimated offering commissions and expenses payable by us, our as adjusted net tangible book value would have been approximately $7.277 million or approximately $0.91 per share of common stock, as of September 30, 2010. This represents an immediate increase in net tangible book value of approximately $0.13 per share to existing stockholders and an immediate dilution of approximately $1.97 per share to new investors. The following table illustrates this calculation on a per share basis:

Assumed offering price for one share of common stock		$2.88

Net tangible book value per share as of September 30, 2010	$0.78

Increase per share attributable to new investors	$0.13

As adjusted net tangible book value per share after this offering		$0.91

Dilution per share to new investors		$1.97

The table above assumes for illustrative purposes that an aggregate of 630,208 shares of our common stock are sold at a price of $2.88 per share, the last reported sale price of our common stock on the Nasdaq Global Market on February 4, 2011, for aggregate gross proceeds of $1.815 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.20 per share in the price at which the shares are sold from the assumed offering price of $2.88 per share shown in the table above, assuming all of our common stock in the aggregate amount of $1.815 million is sold at that price, would increase the adjusted net tangible book value per share after the offering to $0.917 per share and would increase the dilution in net tangible book value per share to new investors in the offering to $2.16 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.20 per share in the price at which the shares are sold from the assumed offering price of $2.88 per share shown in the table above, assuming all of our common stock in the aggregate amount of $1.815 million is sold at that price, would decrease the adjusted net tangible book value per share after the offering to $0.907 per share and would decrease the dilution in net tangible book value per share to new investors in the offering to $1.77 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of common stock shown above to be outstanding after this offering is based on 7,346,324 shares outstanding as of September 30, 2010 and excludes:

•	381,085 shares of our common stock issuable on exercise of options outstanding as of that date, which had a weighted average exercise price of $2.54 per share at that date;

•	248,003 shares of our common stock issuable on exercise of warrants outstanding as of that date, which had a weighted average exercise price of $35.13 per share at that date; and

•

4,827,000 shares issuable upon conversion of the Series A Convertible Preferred Stock that we have agreed to issue to Novogen upon consummation of the Isoflavone Transaction contemplated by the Asset Purchase Agreement, dated as of December 21, 2010 (or up to an aggregate of 9,654,000 shares in the event certain milestones related to the development of the isoflavone technology acquired by us pursuant to the Asset Purchase Agreement are achieved).

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares of our common stock we are offering.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock and no conversion of the Series A Convertible Preferred Stock. The exercise of outstanding options and warrants having an exercise price less than the offering price, or the conversion of the Series A Convertible Preferred Stock, will increase dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into a At the Market Issuance Agreement with McNicoll Lewis & Vlak, or MLV, under which we may issue and sell our common stock having aggregate sales proceeds of up to $1.815 million from time to time through MLV acting as agent. The form of the sales agreement will be filed as an exhibit to a report filed under the Exchange Act and incorporated by reference in this prospectus supplement. The sales, if any, of shares made under the sales agreement will be made on the Nasdaq Global Market by means of ordinary brokers’ transactions at market prices. We may instruct MLV not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or MLV may suspend the offering of common stock upon notice and subject to other conditions. As an agent, MLV will not engage in any transactions that stabilize the price of our common stock.

Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended. We will pay MLV commissions for its services in acting as agent in the sale of common stock. MLV will be entitled to compensation at a commission rate of up to 7% of the gross sales price per share sold, depending on the sales price per share. We estimate that the total expenses for the offering, excluding compensation payable to MLV and certain expenses reimburseable to MLV under the terms of the sales agreement, will be approximately $127,950.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

MLV will act as sales agent on a reasonable efforts basis. In connection with the sale of the common stock on our behalf, MLV may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act. We also have agreed to reimburse a portion of MLV’s expenses in connection with the offering, up to an aggregate amount of $25,000.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common shares subject to the agreement, or (ii) termination of the sales agreement as permitted therein.

MLV, formed in July 2009 and registered as a broker-dealer in January 2010, is an independent full service investment bank and institutional broker dealer located in New York. Its banking and research divisions focus on the energy, infrastructure, healthcare, and life sciences sectors. It has served as agent or co-agent for approximately 15 publicly filed at-the-market offerings of equity securities since registering as a broker-dealer. MLV has no relationship with us other than its current role as a sales agent for our at-the-market offering of common stock. MLV and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. LeClairRyan, P.C. is acting as counsel for the agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements as of June 30, 2010 and 2009 and for each of the three years in the period ended June 30, 2010 incorporated by reference into this prospectus supplement have been so incorporated in reliance on the report of BDO Audit (NSW-VIC) Pty Ltd, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or accompanying prospectus, as applicable, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as amended by the Form 10-K/A filed on October 28, 2010;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, as amended by the Form 10-Q/A filed on February 7, 2011;

•

our Current Reports on Form 8-K filed with the SEC on July 20, 2010, August 11, 2010, September 8, 2010 (excluding those portions furnished and not filed), November 19, 2010, December 22, 2010, January 19, 2011 and January 27, 2011; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on November 26, 2003 and any further amendment or report filed thereafter for the purpose of updating such description.

We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K we may subsequently file.

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

San Diego, California 92130

Te: (858) 792-6300

Attn: Investor Relations

Copies of these filings are also available, without charge, through the “Investors” section of our website (www. marshalledwardsinc.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

PROSPECTUS

$75,000,000

MARSHALL EDWARDS, INC.

Common Stock

Preferred Stock

Warrants

We may offer our common stock, preferred stock and warrants to purchase our common stock or preferred stock. Our common stock is quoted on the Nasdaq Global Market under the symbol “MSHL”.

We may offer these securities at prices and on terms to be set forth in one or more supplements to this prospectus. These securities may be offered directly, through agents on our behalf or through underwriters or dealers.

Our common stock is traded on the NASDAQ Global Market under the symbol “MSHL.” On March 17, 2008, the closing price of our common stock on the NASDAQ Global Market was $2.06 per share. The market value of our outstanding common equity held by non-affiliates on March 17, 2008 was $39,871,172. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date hereof.

An investment in our securities involves significant risks. You should carefully consider the risk factors beginning on page 3 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2008.

ABOUT THIS PROSPECTUS

Unless we have indicated otherwise, references in this prospectus to “Marshall Edwards,” “we,” “us” and “our” or similar terms are to Marshall Edwards, Inc., a Delaware corporation, and its consolidated subsidiary, Marshall Edwards Pty Limited. References in this prospectus to “Novogen” refer to Novogen Limited and its consolidated subsidiaries, other than Marshall Edwards, Inc. and its subsidiary. References in this prospectus to “FDA” refer to the United States Food and Drug Administration.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration statement. This prospectus provides you with a general description of the securities we may offer. We will describe the specific terms of those securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities being offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement and exhibits can be read and are available to the public over the Internet at the SEC’s website at http: //www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any person to provide any information or make any statement that differs from what is contained in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date

ii

SUMMARY

Company Overview

We are a developmental stage pharmaceutical company, incorporated on December 1, 2000 as a wholly-owned subsidiary of Novogen Limited, an Australian company. Novogen’s ordinary shares trade on the Australian Securities Exchange under the symbol “NRT” and American Depositary Receipts trade in the United States under the symbol “NVGN” on the Nasdaq Global Market. Novogen currently owns approximately 71.9% of our outstanding common stock.

We commenced operations in May 2002 and our business purpose is the development and commercialization of drugs for the treatment of cancer. We are presently engaged in the clinical development and commercialization of a drug candidate called phenoxodiol which we have licensed from Novogen. We believe that phenoxodiol may have broad application against a wide range of cancers. Phenoxodiol appears to target a number of key components involved in cancer cell survival and proliferation based on the emerging field of signal transduction regulation, with little or no effect on normal cells detected in pre-clinical testing. We have also licensed two other anti-cancer compounds, triphendiol (formally NV-196) and NV-143, from Novogen.

Our strategy is to undertake further clinical development and testing of phenoxodiol, focusing on those therapeutic indications that will expedite drug marketing approval by regulatory bodies, leading to phenoxodiol’s commercialization and wide scale distribution. We also plan to develop triphendiol and NV-143 for therapeutic indications not currently targeted by phenoxodiol.

Pre-clinical testing has shown phenoxodiol to have broad anti-cancer action against a range of human cancer cell lines, including prostate, ovarian and squamous cell carcinoma. Phenoxodiol commenced Phase I clinical studies in Australia in 2000, and the FDA granted phenoxodiol fast tract status for treatment of patients with recurrent late stage ovarian cancer that is resistant or refractory to platinums and taxanes in 2004, and for treatment of patients with hormone refractory prostate cancer, which is prostate cancer that grows and is not inhibited by hormone therapy, in 2005.

The immediate clinical development priority for phenoxodiol is to focus on three forms of cancer—ovarian cancer, prostate adenocarcinoma and squamous cell carcinoma of the cervix and vagina.

In ovarian cancer, we are testing the ability of phenoxodiol to overcome chemotherapy drug resistance mechanisms, reversing resistance to platinums and taxanes in particular. This is an international Phase III pivotal study (known as OVATURE) in patients who have become resistant or refractory to at least two lines of platinum therapy, where phenoxodiol is being tested in combination with weekly carboplatin to delay tumor progression as measured by progression-free survival.

We are also developing phenoxodiol for use in squamous cell carcinoma of the cervix, vagina and vulva. A Phase I study is ongoing with a view to providing evidence of both a biological and clinical effect in this aggressive form of cancer. A positive outcome in the current study could lead to two potential therapeutic indications: (i) the use of phenoxodiol as a monotherapy in early-stage disease including pre-malignant disease; and (ii) the use of phenoxodiol in combination with standard drugs such as cisplatin for the treatment of non-resectable disease.

Prostate cancer is the third tumor type of a number of tumors which we believe are likely to be responsive to phenoxodiol therapy. We have completed a Phase II study in advanced hormone refractory disease in Australia and we are currently conducting a Phase II study using phenoxodiol as first line treatment in early stage disease at Yale Cancer Center and the West Haven Veterans Administration Hospital Connecticut in the United States. Both of these studies address areas of unmet medical need in this common cancer.

For the OVATURE Phase III pivotal trial for ovarian cancer, we completed a Special Protocol Assessment, or SPA, with FDA in May 2006. The SPA process allows for FDA evaluation of a clinical trial protocol that will form the basis of an efficacy claim for a marketing application and provides a binding agreement that the study design, including patient numbers, clinical endpoints and analyses, are acceptable to the FDA. As a fast track product candidate, phenoxodiol will be eligible for accelerated approval and priority review of the marketing application for this indication.

In May 2006, we and Novogen entered into a license agreement pursuant to which Novogen granted to us, through Marshall Edwards Pty Limited (“MEPL”), an exclusive, worldwide non-transferable license under its patent and patent applications and in its know how to conduct clinical trials, commercialize and distribute the anti-cancer drug candidates, triphendiol and NV-143.

Triphendiol is a synthetic investigational anti-cancer compound developed by Novogen, based on an isoflavan ring structure. Similar to phenoxodiol, triphendiol is a signal transduction inhibitor. Preliminary screening studies conducted by Novogen have identified triphendiol as a candidate for product development showing a favorable in vitro toxicity profile against normal cells and broad activity against cancer cells. Triphendiol is currently in Phase I human testing in Australia and is being developed initially in oral form for the treatment of pancreatic and bile duct cancers.

NV-143 is currently in pre-clinical testing. Preliminary screening studies have identified broad anti-cancer activity against cancer cells representative of melanoma, glioma, prostate, ovarian, breast and lung cancer. Moderate activity was observed against colorectal cancer cells. NV-143 also exhibits broadly acting chemo-sensitizing activity or the ability to increase the sensitivity of cells to chemotherapeutic drugs that are used to control the growth of cancer cells. The mechanisms by which NV-143 elicits its anti-cancer/chemo-sensitizing effect remain unresolved. NV-143 may initially be developed to target the treatment of melanoma.

Recent Developments

In January 2008, we announced that triphendiol had been granted Orphan Drug status by the FDA for the treatment of pancreatic cancer and for the treatment of cholagiocarcinoma or bile duct cancer.

In February 2008, we announced that triphendiol had been granted Orphan Drug status by the FDA for the treatment of Stage IIB through Stage IV malignant melanoma.

An Orphan Drug refers to a product that is intended for use in a disease or condition that affects fewer than 200,000 individuals in the United States. A grant of Orphan Drug status provides seven years of market exclusivity for the orphan indication after approval by the FDA, as well as study design assistance and eligibility for grant funding from the FDA during its development. Triphendiol is in the early stages of clinical development and we will need to conduct significant clinical testing to prove safety and efficacy before marketing applications may be filed with the FDA. There can be no guarantee that triphendiol will ever receive marketing approval by the FDA.

Our Address and Telephone Number

Our principal executive office is located at 140 Wicks Road, North Ryde NSW 2113, Australia and our telephone number is 011 61 2 8877 6196. Our Internet website address is www.marshalledwardsinc.com. The information contained on our website shall not be deemed to constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all other information contained in this prospectus before deciding to purchase our securities. If any of the following risks actually occur, our business, financial condition or operating results may be harmed. In that case, the trading price of our securities may decline and you may lose part or all of your investment in our securities.

Risks Related to Our Business

We will need additional funds to complete the OVATURE Phase III clinical trial for phenoxodiol and to progress the clinical trial program for triphendiol and NV-143. The actual amount of funds we will need will be determined by a number of factors, some of which are beyond our control.

The factors which will determine the actual amount of funds that we will need to complete the OVATURE Phase III clinical trial for phenoxodiol and to progress the clinical trial programs for triphendiol and NV-143 may include the following:

•	the number of sites included in the trials;

•	the length of time required to enroll suitable patients;

•	the number of patients that participate in the trials and the rate that they are recruited;

•	the number of treatment cycles patients complete while they are enrolled in the trials; and

•	the efficacy and safety profile of the product.

If we are unable to obtain additional funds on favorable terms we may be required to cease or reduce our operations. Also, if we raise more funds by selling additional securities, the ownership interests of holders of our securities will be diluted.

We may not complete our OVATURE Phase clinical III trial on schedule, or at all, or it may be conducted improperly, which will delay or preclude FDA marketing approval and increase costs.

The completion of our OVATURE Phase III clinical trial may be delayed or terminated for many reasons, including, but not limited to, if:

•

we are unable to identify and contract clinical trial sites and clinical investigators at the rate we expect or those sites are delayed from commencing patient recruitment due to regulatory hospital ethics committee approvals or those investigators do not perform to our anticipated patient recruitment schedule or comply with the clinical trial protocol;

•

patients are not available to enroll at the rate we currently expect, or trial sites are unable to recruit their target patient numbers due to the strict inclusion criteria of the OVATURE protocol which may reduce the patient pool available to participate in the trial;

•	subjects experience an unacceptable rate or severity of adverse side effects;

•

third party clinical investigators do not conduct the trial in compliance with Good Clinical Practice and regulatory requirements, or other third parties do not perform data collection and analysis in a timely or accurate manner;

•	one or more Institutional Review Boards suspend or terminate the trial at an investigational site, precludes enrollment of additional subjects, or withdraws its approval of the trial; or

•	one or more of our clinical investigators withdraws from our trials or deviates from our approved protocol.

Our costs will increase if we have material delays in our OVATURE pivotal trial, or if we are required to modify, suspend, terminate or repeat it.

If the data from our OVATURE Phase III clinical trial do not demonstrate the safety and effectiveness of phenoxodiol to the FDA’s satisfaction, we will not receive FDA approval to market phenoxodiol in the United States.

In 2004, the FDA granted phenoxodiol fast track status for patients with recurrent late stage ovarian cancer that is resistant or refractory to platinums and taxanes. More recently we completed an SPA where the FDA reviewed and agreed with the design of a Phase III study of phenoxodiol in combination with carboplatin in women with platinum-resistant ovarian cancer (ovarian cancer that does not respond to platinum based anti-cancer agents such as cisplatin). If the FDA concludes, using agreed clinical endpoints, that the data from our pivotal clinical trial have failed to demonstrate the safety and effectiveness of phenoxodiol to the satisfaction of the FDA, we will not receive FDA approval to market phenoxodiol in the United States. We cannot assure you that the results of our Phase III trial will be successful.

The third-party manufacturers that we rely upon for the production of phenoxodiol for our clinical trials and for future commercial quantities, may not be in compliance with FDA regulatory requirements.

The conduct of our clinical trials and approval of our marketing application for phenoxodiol may be delayed or adversely affected if the third-party manufacturers that we rely upon for the production of phenoxodiol fail to comply with FDA’s regulatory requirements for current Good Manufacturing Practices, or cGMP. The FDA requires drug manufacturers to establish and maintain quality control procedures for manufacturing, processing and holding drugs and investigational products, and products must be manufactured in accordance with defined specifications. The failure of contract manufacturers to supply investigational product in compliance with the defined specifications for phenoxodiol may delay the completion of our clinical trials. As part of the pre-market approval process, the manufacturer will be inspected by the FDA to ensure compliance with cGMP. The failure of contract manufacturers to comply with applicable regulations may result in a delay or prevent approval of our marketing application.

If we do not receive marketing approval, our commercial prospects for phenoxodiol will be impaired.

Clinical trials have a high risk of failure. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in advanced clinical trials, even after achieving promising results in earlier trials. If our clinical trials are unsuccessful, our prospects for commercializing phenoxodiol will be impaired and we may be required to cease or reduce our operations. This will have a significant impact on the trading price of our securities.

Final approval by regulatory authorities of our drug candidates for commercial use may be delayed, limited or prevented, any of which would adversely affect our ability to generate operating revenues.

Any of the following factors may serve to delay, limit or prevent the final approval by regulatory authorities of our drug candidates for commercial use:

•

triphendiol and NV-143 are in the early stages of clinical development and we will need to conduct significant clinical testing to prove safety and efficacy before applications for marketing can be filed with the FDA, or with the regulatory authorities of other countries;

•	data obtained from pre-clinical and clinical tests can be interpreted in different ways, which could delay, limit or prevent regulatory approval;

•	development and testing of product formulation, including identification of suitable excipients, or chemical additives intended to facilitate delivery of our drug candidates;

•	it may take us many years to complete the testing of other drug candidates, and failure can occur at any stage of this process; and

•	negative or inconclusive results or adverse medical events during a clinical trial could cause us to delay or terminate our development efforts.

While we have not encountered any material delays or adverse events from the factors described above to date, we cannot assure you that such delays or adverse events will not be encountered in the future.

We have a limited operating history, and we are likely to incur operating losses for the foreseeable future.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage and developmental companies. Although we were incorporated in December 2000, we have only been in operation since May 2002. We have incurred net losses of $44,998,000 since our inception through December 31, 2007, including net losses of $13,820,000, $7,386,000 and $6,421,000 for the years ended June 30, 2007, 2006 and 2005, respectively. We anticipate that we will incur operating losses and negative operating cash flow for the foreseeable future. We have not yet commercialized any drug candidates and cannot be sure that we will ever be able to do so, or that we may ever become profitable. We have expanded our clinical trials significantly with the commencement of the OVATURE Phase III clinical trial, which will result in increasing losses and we may continue to incur substantial losses in the future even if we begin to generate revenues from the distribution and sale of phenoxodiol.

We may not be able to establish the strategic partnerships necessary to develop, market and distribute phenoxodiol.

A key part of our business plan is to establish relationships with strategic partners. We must successfully contract with third parties to package, market and distribute phenoxodiol. We have not yet established any strategic partnerships. Potential partners may not wish to enter into agreements with us due to Novogen’s current equity position as our majority stockholder or our contractual relationships with Novogen. Similarly, potential partners may be discouraged by our limited operating history. Additionally, our relative attractiveness to potential partners and consequently, our ability to negotiate acceptable terms in any partnership agreement, will be affected by the results of our clinical program. For example, if phenoxodiol is shown to have high efficacy against a broad range of cancers, we may generate greater interest from potential partners than if phenoxodiol is demonstrated to be less effective or applicable to a narrower range of cancers. There is no assurance that we will be able to negotiate commercially acceptable licensing or other agreements for the future exploitation of phenoxodiol, including the continued clinical development, manufacture or marketing of phenoxodiol. If we are unable to successfully contract for these services, or if arrangements for these services are terminated, we may have to delay our commercialization program for phenoxodiol which will adversely affect our ability to generate operating revenues.

We have not yet submitted an Investigational New Drug Application, or IND, for triphendiol or NV-143 product candidates with the FDA and until an IND becomes effective, we will not be able to perform human clinical trials in the United States.

Although we have conducted two Phase I clinical trials of triphendiol in Australia, we have not yet submitted an IND to the FDA. NV-143 has not yet commenced clinical trials in humans. Until an IND becomes effective, we will not be able to perform human clinical trials of our triphendiol or NV-143 product candidates in the United States. Approval to begin clinical testing in the United States requires submission of: (i) adequate information on the safety and manufacturing of triphendiol or NV-143 to assure the proper identification quality, purity and strength of the investigational product, (ii) summary of pharmacological and toxicological effects, pharmacokinetics (how the drug is absorbed and metabolised) and biological disposition in animals, (iii) the proposed protocol for any planned clinical study, and (iv) a brief description of the overall plan for investigating the product. Although we are preparing an IND for triphendiol for submission to the FDA, we do not know whether or when the IND will become effective.

Our commercial opportunity will be reduced or eliminated if competitors develop and market products that are more effective, have fewer side effects or are less expensive than phenoxodiol.

The development of phenoxodiol and other drug candidates is highly competitive. A number of other companies have products or drug candidates in various stages of pre-clinical or clinical development that are intended for the same therapeutic indications for which phenoxodiol is being developed. Some of these potential competing drugs are further advanced in development than phenoxodiol and may be commercialized sooner. Even if we are successful in developing effective drugs, phenoxodiol may not compete successfully with products produced by our competitors.

Our competitors include pharmaceutical companies and biotechnology companies, as well as universities and public and private research institutions. In addition, companies active in different but related fields represent substantial competition for us. Many of our competitors developing oncology drugs have significantly greater capital resources, larger research and development staffs and facilities and greater experience in drug development, regulation, manufacturing and marketing than us. These organizations also compete with Novogen, our services provider, to recruit qualified personnel, and with us to attract partners for joint ventures and to license technologies that are competitive with ours. As a result, our competitors may be able to more easily develop technologies and products that would render our technologies or our drug candidates obsolete or non-competitive.

We have no direct control over the costs of manufacturing phenoxodiol, triphendiol or NV-143 and increases in these costs would increase the costs of conducting clinical trials and could adversely affect future profitability if these costs increase significantly.

We do not intend to manufacture phenoxodiol, triphendiol or NV-143 ourselves and we will be relying on third parties for our supplies of phenoxodiol both for clinical trials and for commercial quantities in the future. Novogen, has taken the strategic decision not to manufacture on a large scale Active Pharmaceutical Ingredients, or API, for cancer drugs, including phenoxodiol, as these can be more economically supplied by third parties with particular expertise in this area. The contract facilities that have been identified are registered with the FDA, have a track record of large scale API manufacture and have already invested in capital and equipment. We have completed the novation to MEPL of contracts that Novogen had entered into with third parties to validate the developed scalable manufacturing method to ensure that sufficient quantities of phenoxodiol can be manufactured in compliance with the FDA’s current cGMP and to complete the analytical and stability work necessary for a New Drug Application, or NDA, submission for marketing approval. An NDA will be submitted if the planned Phase III study is successful, and approval of the NDA is required to market phenoxodiol. We will need to arrange similar contracts in the future to secure the supply of triphendiol and NV-143. We have no direct control over the costs of manufacturing our product candidates. If the costs of manufacturing increase or if the cost of the materials used increases, these costs will be passed on to us making the cost of conducting clinical trials more expensive. Increases in manufacturing costs could adversely affect our future profitability if we are unable to pass all of the increased costs along to our customers.

We may not be able to secure and maintain suitable research institutions to conduct our clinical trials.

We rely on suitable research institutions, of which there are many, to conduct our clinical trials. Our reliance upon research institutions, including hospitals and cancer clinics, provides us with less control over the timing and cost of clinical trials and the ability to recruit patients than if we had conducted the trials on our own. Further, there is a greater likelihood that disputes may arise with these research institutions over the ownership of intellectual property discovered during the clinical trials. If we are unable to reach agreement with suitable research institutions on acceptable terms, or if any resulting agreement is terminated and we are unable to quickly replace the applicable research institution with another qualified institution on acceptable terms, the research could be delayed and we may be unable to complete development, or commercialize phenoxodiol, triphendiol or NV-143, which will adversely affect our ability to generate operating revenues.

We face a risk of product liability claims and may not be able to obtain adequate insurance.

Our business exposes us to the risk of product liability claims. This risk is inherent in the manufacturing, testing and marketing of human therapeutic products. We have product liability insurance coverage of up to approximately $17.4 million. Although we believe that this amount of insurance coverage is appropriate for our business at this time, it is subject to deductibles and coverage limitations, and the market for such insurance is becoming more restrictive. We may not be able to obtain or maintain adequate protection against potential liabilities. If we are unable to sufficiently insure against potential product liability claims, we will be exposed to significant liabilities, which may materially and adversely affect our business development and commercialization efforts.

Our rights to develop and exploit phenoxodiol and the anti-cancer compounds triphendiol and NV-143 are subject to the terms and conditions of agreements we have entered into with Novogen, and under these agreements our rights may be terminated under certain circumstances, some of which may be beyond our control.

We have licensed the intellectual property in the phenoxodiol technology and the anti-cancer compounds triphendiol and NV-143 from Novogen. Under the terms of the license agreement for phenoxodiol, all forms of administering phenoxodiol for the treatment of cancer, excluding topical applications, are licensed to us through our wholly-owned subsidiary, MEPL. Under the terms of the license agreement for triphendiol and NV-143, all forms of administering drugs containing the anti-cancer compounds triphendiol and NV-143, excluding topical applications, are licensed to us through MEPL. If we fail to meet our obligations under our license agreements, the manufacturing license and supply agreement or the services agreement with Novogen, any or all of these agreements may be terminated by Novogen and we could lose our rights to develop phenoxodiol or anti-cancer drugs containing triphendiol and NV-143. To date, we have no reason to believe that we will be unable to satisfy our obligations under these agreements. In addition, each of these agreements may be terminated immediately by Novogen in the event that MEPL undergoes a change of control without the consent of Novogen. Under the terms of the license agreement for phenoxodiol, the manufacturing license and supply agreement and the services agreement, a “change of control” means a change in control of more than half the voting rights attaching to the shares of MEPL, a change in control of more than half of the issued shares of MEPL (not counting any share which carries no right to participate beyond a specified amount in the distribution of either profit or capital) or a change in control of the composition of the board of directors of MEPL. Under the terms of the license agreement for triphendiol and NV-143, a “change in control” means the acquisition by any person or group of more than half of the combined voting power of MEPL’s then outstanding securities entitled to vote generally in the election of directors of MEPL or any merger, consolidation, recapitalization, exchange or tender offer as a result of which a person or a group other than the shareholders of MEPL immediately before the transaction owns after the transaction more than half of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors MEPL. Each of these agreements may also be terminated if we cease for any reason to be able to lawfully carry out all the transactions required by each respective agreement.

Our license rights are fundamental to our business and therefore a loss of these rights will likely cause us to cease operations.

The rights granted to us under the license agreements, the manufacturing license and supply agreement and the license option deed with Novogen are fundamental to our business. The license agreement for phenoxodiol grants us the right to make, have made, market, distribute, sell, hire or otherwise dispose of phenoxodiol products in the field of prevention, treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications. The license agreement for triphendiol and NV-143 grants us the right to make, have made, market, distribute, sell, hire or otherwise dispose of anti-cancer drugs containing the compounds triphendiol and NV-143 in the field of prevention, treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications. Our business purpose is to develop and commercialize cancer drugs including phenoxodiol and drugs containing the compounds triphendiol and NV-143, which we would be unable to pursue without the rights granted to us under the license agreements. The license option deed grants us an exclusive first right to accept and exclusive last right to match any proposed dealing by Novogen with its intellectual property rights with a third party relating to certain compounds (other than phenoxodiol) developed by Novogen and its affiliates which have applications in the field of prevention, treatment or cure of cancer in humans. The license option deed is important to our business because it allows us to maintain control over the sale by Novogen of complementary as well as potentially competitive intellectual property rights to third party competitors. Any loss of the rights under any of these agreements will likely cause us to cease operations.

The success of our product candidates is largely dependent on Novogen’s ability to obtain and maintain patent protection and preserve trade secrets, which cannot be guaranteed.

Patent protection and trade secret protection are important to our business and our future will depend, in part on our ability and the ability of Novogen to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets or the trade secrets of Novogen. Such litigation could result in substantial costs and diversion of our management’s attention. Novogen has not been involved in any opposition, re-examination, trade secret dispute, infringement litigation or any other litigation or legal proceedings pertaining to the licensed patent rights.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. Novogen has applied for patents in a number of countries with respect to the use of phenoxodiol for the treatment, prevention or cure of cancer and methods of production of phenoxodiol. We have licensed both issued patents and pending patent applications from Novogen in relation to these technologies. Novogen has recently been issued a United States patent for pharmaceutical compositions comprising phenoxodiol. Novogen has issued patents in the United States, the United Kingdom, Australia, China, Hong Kong, New Zealand, Singapore, Mexico and the Czech Republic related to phenoxodiol for the treatment of a variety of cancers and has issued patents in the United States, Australia, New Zealand, Singapore and Sweden covering the use of phenoxodiol to prevent or treat skin cancer resulting from ultraviolet damage. Issued Novogen patents in the United States, Europe, Australia, New Zealand, Singapore, Mexico and Sweden cover the use of phenoxodiol to treat or prevent UV-induced immunosuppression. In addition, Novogen has issued patents in Australia, New Zealand, Singapore, South Africa and Turkey relating to methods of production of phenoxodiol. For each of the patent families discussed above, there remain pending patent applications in various other jurisdictions.

Novogen’s patent applications may not proceed to grant or may be amended to reduce the scope of protection of any patent granted. The applications and patents may also be opposed or challenged by third parties. Our commercial success will depend, in part, on the ability of Novogen and our ability to obtain and maintain effective patent protection for the technologies underlying phenoxodiol and other compounds, and to successfully defend patent rights in those technologies against third-party challenges. As patent applications in the United States are maintained in secrecy until published or issued and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that Novogen was the first to make the inventions covered by its pending patent applications or issued patents or that it was the first to file patent applications for such inventions. Additionally, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that, should any patents issue, we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

Claims by other companies that we infringe their proprietary technology may result in liability for damages or stop our development and commercialization efforts.

The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with phenoxodiol. Therefore, phenoxodiol and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or Novogen or our respective consultants or research collaborators use intellectual property owned by others in work performed for us or Novogen, disputes may also arise as to the rights in such intellectual property or in resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties.

We have currently contracted formulation development and manufacturing process development work for phenoxodiol. This work is being conducted to ensure that there is a robust production process which meets the expected commercial quantities of phenoxodiol and that dose formulations are manufactured on a cost effective basis.

This process has identified a number of excipients, or additives to improve drug delivery, which may be used in the formulations of phenoxodiol. Excipients, among other things, perform the function of a carrier of the active drug ingredient. Some of these identified excipients or carriers may be included in third party patents in some countries. We intend to seek a license if we decide to use a patented excipient in the marketed product or we may choose one of those excipients that do not have a license requirement.

We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

We may be subject to substantial costs stemming from our defense against third-party intellectual property infringement claims.

Third parties may assert that we or Novogen are using their proprietary information without authorization. Third parties may also have or obtain patents and may claim that technologies licensed to or used by us infringe their patents. If we are required to defend patent infringement actions brought by third parties, or if we sue to protect our own patent rights, we may be required to pay substantial litigation costs and managerial attention may be diverted from business operations even if the outcome is not adverse to us. In addition, any legal action that seeks damages or an injunction to stop us from carrying on our commercial activities relating to the affected technologies could subject us to monetary liability and require us or Novogen or any third party licensors to obtain a license to continue to use the affected technologies. We cannot predict whether we or Novogen would prevail in any of these types of actions or that any required license would be made available on commercially acceptable terms or at all.

In the event that Novogen does not comply with its obligations under a grant from the Australian Government under which phenoxodiol was, in part, developed, our rights to use the intellectual property relating to phenoxodiol and developed by Novogen may revert back to the Australian Government.

Novogen developed phenoxodiol in part by using funds from the Australian Government under what is known as the START Program. Under the START Program, Novogen must meet certain project development and commercialization obligations. Novogen has met the project development obligations and has received final payment thereon. Novogen believes it is currently in compliance with its commercialization schedule. Although Novogen believes that it has complied with its obligations under the START Program, if the Australian Government disagrees or if Novogen undergoes a change of control without the prior consent of the Australian

Government, the Australian Government has a right to demand that intellectual property created during the course of the project funded by the grant be vested back in the Australian Government or demand repayment of the funds paid to Novogen under the program. The Australian Government may then license the intellectual property rights related to phenoxodiol to other parties and may demand other intellectual property rights from Novogen. Any such reclamation by the Australian Government could preclude our use of Novogen’s intellectual property in the development and commercialization of phenoxodiol and we may have to compete with other companies to whom the Australian Government may license the intellectual property.

The enforcement of civil liabilities against our officers and directors may be difficult.

Most of our officers and directors are residents of jurisdictions outside the United States. As a result it may be difficult for you to effect service of process within the United States upon all our officers and directors or to enforce judgments obtained against all our officers and directors or us in United States courts.

Our results are affected by fluctuations in currency exchange rates.

Much of our expenditures and potential revenue will be spent or derived outside of the United States. As a result, fluctuations between the United States dollar and the currencies of the countries in which we operate may increase our costs or reduce our potential revenue. At present, we do not engage in hedging transactions to protect against uncertainty in future exchange rates between particular foreign currencies and the U.S. dollar.

We are authorized to issue a class of blank check preferred stock, which could adversely affect the holders of our common stock.

Our restated certificate of incorporation allows us to issue a class of blank check preferred stock with rights potentially senior to those of our common stock without any further vote or action by the holders of our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers including voting rights, of such holders. In certain circumstances such issuance could have the effect of decreasing the market price of our shares, or making a change in control of us more difficult.

Risks Related to Our Relationship with Novogen

As our majority stockholder, Novogen has the ability to determine the outcome of all matters submitted to our stockholders for approval and Novogen’s interests may conflict with ours or our other stockholders’ interests.

Novogen beneficially owns approximately 71.9% of our outstanding shares of common stock. As a result, Novogen will have the ability to effectively determine the outcome of all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets.

Novogen will have the ability to effectively control our management and affairs. Novogen’s interests may not always be the same as that of our other stockholders. In addition this concentration of ownership may harm the market price of our securities by:

•	delaying, deferring or preventing a change in control;

•	impeding a merger, consolidation, takeover or other business combination involving us;

•	discouraging a potential acquirer from making a tender, offer or otherwise attempting to obtain control of us; or

•	selling us to a third party.

Three of our directors and our secretary and chief financial officer are officers and/or directors of Novogen Limited and other Novogen subsidiaries, which may create a conflict of interest as well as prevent them from devoting their full attention to us.

Three of our board members currently serve as board members of Novogen Limited. Simultaneous service as a Novogen Limited director or officer could create, or appear to create, a conflict of interest when such directors are presented with decisions that could have different implications for us and Novogen Limited.

Mr. Philip Johnston is the chairman of Novogen Limited, Mr. Christopher Naughton is the managing director of Novogen Limited and Professor Paul John Nestel is a director of Novogen Limited. Mr. David Seaton is the chief financial officer of Novogen Limited. The responsibilities of Messrs. Johnston, Naughton and Seaton and Professor Nestel to Novogen Limited could prevent them from devoting their full attention to us, which could be harmful to the development of our business.

We depend on a number of key personnel whose services are provided by Novogen under our services agreement. If we are not able to procure these services in the future, the strategic direction of the clinical development program would be disrupted, causing a delay in our commercialization program.

We currently rely on Professor Alan Husband, Novogen Research Director, and Mr. Christopher Naughton, our President and Chief Executive Officer, to provide the strategic direction for the clinical development of phenoxodiol. If we are unable to secure the ongoing services of these key personnel, the commercialization program for phenoxodiol will be disrupted and will cause delays in obtaining marketing approval. Novogen has entered into employment agreements with Professor Husband and Mr. Naughton.

Novogen can compete with us.

We have no contract, arrangement or understanding with Novogen to preclude it from developing a product which may be competitive with phenoxodiol, triphendiol or NV-143 or to use these compounds for any uses other than anti-cancer applications. Novogen has reserved the intellectual property rights and know-how rights relating to topical applications of these compounds even in the field of cancer. There can be no assurance that Novogen or its subsidiaries will not pursue alternative technologies or product candidates as a means of developing treatments for the conditions targeted by phenoxodiol or any other product candidate which we seek to exploit.

We are dependent on Novogen for our personnel.

We have no employees. We rely on Novogen to provide or procure the provision of staff and other financial and administrative services under our services agreement with Novogen. We believe Novogen has fully complied with the terms of our services agreement. To successfully develop our drug candidates, we will require ongoing access to the personnel who have, to date, been responsible for the development of our drug candidates. The services agreement does not specify a minimum amount of time that Novogen employees must devote to our operations. If we are unable to secure or if we lose the services of these personnel, the ability to develop our drug candidates could be materially impaired. Moreover, if our business experiences substantial and rapid growth, we may not be able to secure the services and resources we require from Novogen or from other persons to support that growth.

In the event that Novogen undergoes a change in control while remaining our controlling stockholder, we will become subject to the control and influence of Novogen’s new controlling stockholder who may have views regarding the development of our business that differ from the development strategies we are currently pursuing.

In the event that Novogen undergoes a change in control while remaining our controlling stockholder, we will become subject to the control and influence of Novogen’s new controlling stockholder who will have the ability to indirectly determine the outcome of all matters submitted to our stockholders for approval through its control of Novogen. This entity may have views regarding the development of our business that differ from the development strategies we are currently pursuing. Such controlling stockholder may cause Novogen to use its influence and voting power to change the direction in which we are developing our business. Such changes may include, but are not limited to, a decreased focus on the development of any of our current drug candidates and an increased focus on the development of alternative drug candidates, which may or may not be targeted to treat cancers. Additionally, this entity make seek to reneogiate the terms of our existing license agreements, manufacturing and supply agreement and services agreement with Novogen.

Risks Related to Our Common Stock

The trading price of the shares of our common stock could be highly volatile and could decline in value and we may incur significant costs from class action litigation.

The trading price of our common stock could be highly volatile in response to various factors, many of which are beyond our control, including:

•	developments concerning phenoxodiol and our other drug candidates triphendiol and NV-143;

•	announcements of technological innovations by us or our competitors;

•	new products introduced or announced by us or our competitors;

•	changes in financial estimates by securities analysts;

•	actual or anticipated variations in operating results;

•	expiration or termination of licenses, research contracts or other collaboration agreements;

•	conditions or trends in the regulatory climate and the biotechnology, pharmaceutical and genomics industries;

•	changes in the market valuations of similar companies;

•	the liquidity of any market for our securities; and

•	additional sales by us or Novogen of shares of our common stock.

In addition, equity markets in general, and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. In addition, changes in economic conditions in the United States, Europe or globally, could impact upon our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse impacts on our business or our results of operations. These broad market and industry factors may materially affect the market price of our shares of common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

Future sales of our common stock may depress the market price of our common stock and cause stockholders to experience dilution.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur.

We will have broad discretion over the use of the net proceeds to us from any exercise of outstanding warrants.

We will have broad discretion to use the net proceeds to us upon any exercise of outstanding warrants, and you will be relying on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use a substantial portion of the net proceeds from any exercise of the warrants for general corporate purposes, including potential payments to Novogen under the terms of the license agreements, potential licensing of other cancer compounds developed by Novogen under the license option deed and potential expansion of the clinical trial program for phenoxodiol to include other forms of cancer, we have not allocated these net proceeds for specific purposes.

Risks Related to Completed Private Placements

If we fail to maintain registration of the common stock issued or issuable pursuant to the exercise of warrants we issued in connection with the securities subscription agreements we entered into with certain stockholders effective July 11, 2006 and August 1, 2007, we may be obligated to pay such stockholders liquidated damages.

In connection with the securities subscription agreement we entered into with certain stockholders effective July 11, 2006, we also entered into a registration rights agreement pursuant to which we are obligated to file a resale registration statement with the SEC covering the shares of common stock issued in connection with the securities subscription agreement, in addition to the shares of common stock underlying the warrants issued in connection with the securities subscription agreement. We filed the registration statement on August 9, 2006. The registration statement was declared effective on September 5, 2006.

In connection with the securities subscription agreement we entered into with certain stockholders effective August 1, 2007, we also entered into a registration rights agreement pursuant to which we are obligated to file a resale registration statement with the SEC by the fifth calendar day following the filing of the our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, covering the shares of common stock issued in connection with the securities subscription agreement, in addition to the shares of common stock underlying the warrants issued in connection with the securities subscription agreement. We filed the registration statement on October 2, 2007. The registration statement was declared effective on October 19, 2007.

In the event that either registration statement ceases to be effective or usable at any time while shares of common stock covered by it remain unsold or may only be sold subject to certain volume limitations, and the stockholders party to the registration rights agreements are not permitted to utilize the prospectus in connection with the registration statement to resell shares of common stock covered by the registration statement, we will be obligated to pay stockholders who purchased shares of common stock in the private placements liquidated damages equal to 1% of the aggregate purchase price paid by each stockholder pursuant to the securities subscription agreements for any shares of common stock or shares of common stock issuable upon exercise of warrants then held by each investor per month (pro rated for any period less than a month) until the registration statement is effective or the investors are permitted to utilize the prospectus in connection with the registration statement to resell shares of common stock covered by the registration statement.

Liquidated damages paid to each investor in the private placements may not exceed 10% of the purchase price paid by such investor for shares of common stock or shares of common stock issuable upon exercise of warrants purchased under the securities subscription agreements. If we become obligated to pay liquidated damages, we would deplete our limited working capital and potentially need to raise additional funds. Additionally, the payment of liquated damages would negatively impact our ability to complete future private placements.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding the future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, those described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein, including, among other things:

•	our inability to obtain required additional financing or financing available to us on acceptable terms;

•	costs and delays in the development and/or receipt of FDA or other required governmental approvals, or the failure to obtain such approvals, for our product candidates;

•	uncertainties in clinical trial results;

•	our failure to successfully commercialize our product candidates;

•	our limited operating history;

•

our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products;

•	our inability to control the costs of manufacturing our products;

•	competition and competitive factors;

•	our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business;

•	our inability to operate our business without infringing the patents and proprietary rights of others;

•	costs stemming from our defense against third party intellectual property infringement claims;

•	continued cooperation and support of Novogen Limited, our parent company;

•	difficulties in enforcement of civil liabilities against our officers and directors who are residents of jurisdictions outside the United States;

•	general economic conditions;

•	the failure of any products to gain market acceptance;

•	technological changes;

•	government regulation generally and the receipt of the regulatory approvals;

•	changes in industry practice; and

•	one-time events.

These risks are not exhaustive. Other sections of this prospectus and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

SECURITIES OFFERED BY THIS PROSPECTUS

Using this prospectus, we may offer from time to time, in one or more series, together or separately, at prices and terms to be determined at the time of offering:

•	shares of common stock, $0.00000002 par value;

•	shares of preferred stock, $0.01 par value; and

•	warrants to purchase shares of common stock or preferred stock.

The shares of preferred stock may be convertible into or exchangeable for shares of our common stock or preferred stock issued by us.

See “Description of Securities” for a description of the terms of the common stock, preferred stock and warrants.

USE OF PROCEEDS

Although we expect to use a substantial portion of the net proceeds from the sale of securities under this prospectus for general corporate purposes, including potential payments to Novogen under the terms of the license agreements, potential licensing of other cancer compounds developed by Novogen under the license option deed and potential expansion of the clinical trial programs for phenoxodiol and triphendiol, we have not allocated these net proceeds for specific purposes. If, as of the date of any prospectus supplement, we have identified any additional use for the net proceeds, we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amount of the net proceeds we will receive from the sale of such securities, as well as the timing of receipt of those proceeds, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific uses of the proceeds than as set forth herein, we will describe those uses in the applicable prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

We did not have any earnings or fixed charges for the six months ended December 31, 2007 or the years ended June 30, 2007, 2006, 2005, 2004 and 2003. We also did not have any shares of preferred stock outstanding during these periods.

PLAN OF DISTRIBUTION

We may sell the securities included in this prospectus (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or at final prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If an underwriter is, or underwriters are, utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Certain of the underwriters, dealers or agents utilized by us in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering thereof (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it was to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

We will bear costs relating to all of the securities being registered under this prospectus, other than underwriters’ discounts and commissions.

DESCRIPTION OF SECURITIES

Common Stock

For a description of our common stock, please see our Registration Statement on Form 8-A filed with the SEC on November 26, 2003 and any further amendment or report filed thereafter for the purpose of updating such description.

Preferred Stock

The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of blank check preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without stockholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common stock or make it more difficult to effect a change in control. Our preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our stockholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our stockholders. In addition, our preferred stock could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common stock.

Warrants

We may issue warrants to purchase our common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS

The validity of the securities described herein has been passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

The consolidated financial statements of Marshall Edwards, Inc. (a development stage company) as of June 30, 2007 and June 30, 2006, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2007 and for the period from December 1, 2000 (inception) through June 30, 2007, appearing in Marshall Edwards, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2007, are incorporated herein by reference. Such financial statements have been audited by BDO Kendalls (NSW), an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed on September 27, 2007;

•	Our Current Report on Form 8-K filed on July 30, 2007;

•	Our Current Report on Form 8-K filed on August 6, 2007;

•	Our Current Report on Form 8-K filed on August 21, 2007;

•	Our Current Report on Form 8-K/A filed on September 27, 2007;

•	Our Quarterly Report for the fiscal quarter ended September 30, 2007 filed on November 7, 2007;

•	Our Quarterly Report for the fiscal quarter ended December 31, 2007, filed on February 8, 2008; and

•

The description of our common stock contained in the Registration Statement on Form 8-A filed on November 26, 2003 and any further amendment or report filed thereafter for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to David R. Seaton, Chief Financial Officer and Secretary, Marshall Edwards, Inc. 140 Wicks Road, North Ryde NSW 2113 Australia.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Marshall Edwards, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

$1,815,000

Common Stock

MARSHALL EDWARDS, INC.

PROSPECTUS SUPPLEMENT

February 7, 2011